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                                                                   Exhibit 23.4


                    [LETTERHEAD OF WOLFE NILGES NAHORSKI]


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



American Spectrum Realty, Inc.
1800 East Deere Avenue
Santa Ana, CA 92705


As independent public accountants, we hereby consent to the use of our report, dated February 29, 2000, relating to the consolidated financial statements of Nooney-Hazelwood Associates, L.P. and Investee, and to all references to our Firm included in or made a part of this registration statement on Form S-4.



                                      /s/ WOLFE NILGES NAHORSKI
                                          A Professional Corporation

St. Louis, Missouri
August 9, 2000